SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 27, 2000

                              THE AES CORPORATION
             (exact name of registrant as specified in its charter)


        DELAWARE                    333-15487                   54-1163725
(State of Incorporation)      (Commission File No.)           (IRS Employer
                                                            Identification No.)


                       1001 North 19th Street, Suite 2000
                           Arlington, Virginia 22209

          (Address of principal executive offices, including zip code)

              Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
         (Former Name or Former Address, if changed since last report)

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Item 5. Other Events

      As a result of the shortage of electricity in California this year, the generating facilities of one of our subsidiaries (AES Southland), which has approximately 4,000 megawatts of electric generation capacity, has operated at substantially higher than expected capacity factors for most of 2000. These higher than expected capacity factors may result in AES Southland's generating facility at Alamitos exceeding its annual inventory of nitrogen oxide (NOx) air emission allocations. The California South Coast Air Quality Management District (the "District") has alleged that the Alamitos facility has already exceeded its 2000 annual NOx emission allocations. The District also alleges, based on preliminary projections, that the Alamitos facility will also exceed its 2001 annual NOx emissions allocations. As a result, the District has filed a petition with its hearing board for an abatement order for the Alamitos generating facility. A tentative hearing date has been set for December 27, 2000. In addition to the petition, the District issued a notice of violation
(NOV) to the Alamitos facility for the alleged NOx emissions exceedences.

     In consideration of the foregoing, AES Southland has curtailed operation of all units that do not currently have selective catalytic reduction equipment (approximately 2,000 megawatts at all of its generating facilities), which will substantially reduce emissions. The District has also threatened to bring a lawsuit against AES Southland in state court pursuant to which the District may seek substantial civil penalties relating to these alleged violations. We will continue to negotiate with the District in the hope of reaching an amicable resolution. Additionally, AES intends to defend vigorously its rights regarding the allegations in the petition, the NOV and any related lawsuit brought by the District. If we are unsuccessful in our defense, AES Southland may be required to pay substantial fines and penalties, install catalysts or other controls to reduce NOx emissions, purchase additional NOx emissions credits and/or be restricted from operating its facility until either these controls are put in place or the Alamitos facility comes into compliance with the District rules and there is no assurance that the resolution of the foregoing will not have a material adverse effect on our quarterly results of operations.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE AES CORPORATION


Date: November 27, 2000                    By /s/ William Luraschi
                                             ------------------------
                                                  William Luraschi
                                                  (signing officer)


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